UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2013

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 South Miami Boulevard, Suite 300 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2013, Tranzyme, Inc., a Delaware corporation (“Tranzyme” or the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Ocera Therapeutics, Inc., a Delaware corporation (“Ocera”), a privately held biopharmaceutical company developing novel therapeutics for liver diseases, and Terrapin Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Tranzyme (the “Merger Subsidiary”).

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the Tranzyme stockholders, upon the consummation of the merger, the Merger Subsidiary will be merged with and into Ocera (the “Merger”), with Ocera surviving the Merger as a wholly-owned subsidiary of Tranzyme.  The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger, all outstanding shares of Ocera’s common stock (including shares of Ocera common stock to be issued on conversion of the convertible notes and preferred stock that Ocera has outstanding) would be converted into and exchanged for shares of Tranzyme’s common stock, par value $0.00001 per share (“Common Stock”), and each outstanding Ocera option and warrant would become options and warrants to purchase Tranzyme’s Common Stock.

Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger but before the Financing (as defined and described below), the former Ocera stockholders are expected to own approximately 72.6% of Tranzyme’s Common Stock and the former Tranzyme stockholders are expected to own approximately 27.4% of Tranzyme’s Common Stock. The final number of shares will be subject to adjustments at the closing of the Merger based on each company’s cash levels and other matters at closing.

Following the Merger, Dr. Vipin K. Garg, Tranzyme’s President and Chief Executive Officer, will depart the Company to pursue other interests and the Company’s chief executive officer will be Linda Grais, M.D., the current President and Chief Executive Officer of Ocera. The corporate headquarters will be located in San Diego, California. Clinical and regulatory operations will be led by Franck S. Rousseau, M.D., Chief Medical Officer of Tranzyme, in the existing office in Research Triangle Park, North Carolina. The board of directors will be comprised of representatives from both the existing Ocera and Tranzyme companies, including Drs. Grais and Rousseau.

The Merger Agreement contains customary representations, warranties and covenants made by Tranzyme and Ocera, including covenants relating to obtaining the requisite approvals of the stockholders of Tranzyme and Ocera, indemnification of directors and officers, and Tranzyme’s and Ocera’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

The issuance of Common Stock in the Merger and in the Financing described below, amendments of the Tranzyme charter related to the reverse stock split described below and other transactions contemplated by the Merger Agreement are subject to approval by Tranzyme’s stockholders.  The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to an overall material adverse effect qualification, compliance by the parties with their respective covenants, no existence of any law or order preventing the Merger and related transactions and Tranzyme and Ocera receiving opinions from their respective legal advisors to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a tax-free reorganization.

The Merger Agreement contains certain termination rights for both Tranzyme and Ocera, and provides for the payment of a termination fee of $500,000 by each of Tranzyme and Ocera to the other party upon termination of the Merger Agreement under specified circumstances.

Voting Agreements

Concurrently with the execution of the Merger Agreement, certain Tranzyme stockholders, owning in the aggregate approximately 11.1% of Tranzyme’s outstanding common stock, and certain Ocera stockholders, owning in the aggregate approximately 32.5% of Ocera’s outstanding capital stock, entered into voting agreements with Tranzyme and Ocera.  The voting agreements provide, among other things, that the parties to the voting agreements will vote the shares of Tranzyme and Ocera held by them in favor of the transactions contemplated by the Merger Agreement, and grants a proxy to vote such shares in favor of the transactions.  In addition, the voting agreements place restrictions on the transfer of the shares of Tranzyme and Ocera shares held by the respective signatory stockholders.

Ocera’s stockholders adopted the Merger Agreement on April 23, 2013.

Reverse Stock Split

The Merger Agreement contemplates that Tranzyme will seek approval from its stockholders to effect a reverse stock split intended to increase its trading price to above the minimum requirements of NASDAQ for allowing the company to remain listed following the transaction. Whether Tranzyme will remain listed following the transaction depends on whether Tranzyme will satisfy all of the applicable NASDAQ requirements for listing.

Financing

On April 23, 2013, Tranzyme entered into a Securities Purchase Agreement (the “Financing Agreement”) with certain existing Ocera stockholders (as described below under “Important Information and Where to Find It”).  Pursuant to the Financing Agreement, subject to and promptly after the consummation of the Merger, Tranzyme will issue approximately $20 million in shares of Common Stock (the “Financing”) to these existing Ocera stockholders at a purchase price equal to the volume weighted average closing price for Tranzyme’s Common Stock for the 10 trading days ending the day prior to the closing of the Merger.  The Financing is conditioned on the closing of the Merger and customary closing conditions as detailed in the Financing Agreement, and contains customary representations, warranties, covenants and indemnities. The Financing will be accomplished in a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder.  In connection with the Financing, Tranzyme will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) that grants customary registration rights to the Ocera investors.  Tranzyme intends to use the proceeds from the Financing to help fund a Phase IIb clinical trial for Ocera’s OCR-002 product candidate, for working capital and general corporate purposes.

The foregoing description of the Merger Agreement, the Financing Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, the Financing Agreement and the Registration Rights Agreement, which are filed hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

The Merger Agreement and Financing Agreement have been included to provide investors and security holders with information regarding their terms. The Merger Agreement and Financing Agreement are not intended to provide any other factual information about Tranzyme or Ocera.  The Merger Agreement contains representations and warranties of Tranzyme, Ocera and the Merger Subsidiary, and the Financing Agreement contains representations and warranties of Tranzyme and the investors entering into the Financing Agreement, made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts among Tranzyme, the Merger Subsidiary, Ocera and such investors, as applicable, and may be subject to important qualifications and limitations agreed to by Tranzyme, the Merger Subsidiary, Ocera and such investors, as applicable, in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among Tranzyme, the Merger Subsidiary, Ocera and such investors rather than establishing matters as facts.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger, Tranzyme will issue shares of its Common Stock.  The number of shares to be issued, the nature of the transaction and the nature and amount of consideration received by Tranzyme are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

In addition, pursuant to the Financing Agreement, at the closing of the transactions contemplated thereby, Tranzyme will issue shares of its common stock at a price per share equal to the volume weighted average closing price for Tranzyme’s Common Stock for the 10 trading days ending the day prior to the closing of the Merger.  The aggregate offering price will be $19,995,499.90, and the total number of shares to be issued will be $19,995,499.90 divided by the purchase price per share.  There will be no underwriting discounts or commissions paid in connection with the Financing.

The shares to be issued by Tranzyme in the Merger and in the Financing will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(2) of the Securities Act, and other applicable requirements were met.

Item 5.01 Changes in Control of Registrant.

The Merger and the Financing, taken together, would constitute a change in control of Tranzyme.  The Merger and the Financing are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that at and immediately after the effective time of the Merger, the officers of Tranzyme shall include Linda Grais and Dana S. McGowan.  Accordingly, upon completion of the Merger, Dr. Vipin K. Garg, Tranzyme’s President and Chief Executive Officer, and Rhonda L. Stanley, Tranzyme’s Principal Financial and Accounting Officer, will depart the Company.  Following the departure of Dr. Garg and Ms. Stanley, Dr. Linda Grais, the current President and Chief Executive Officer of Ocera, will assume the role of Tranzyme’s Chief Executive Officer and the duties of Principal Financial and Accounting Officer will be performed by Dana S. McGowan, the current Chief Financial Officer and Secretary of Ocera.

Linda S. Grais, M.D., age 56, has served as a member of the Board of Directors of Ocera since January 2008 and as President and Chief Executive Officer of Ocera since June 2012. Prior to her employment by Ocera, Dr. Grais served as a Managing Member at InterWest Partners, a venture capital firm from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and Executive Vice President of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. Dr. Grais received a B.A. from Yale University, magna cum laude, and Phi Beta Kappa, an M.D. from Yale Medical School and a J.D. from Stanford Law School. Dr. Grais currently serves on the Board of Directors of Arca Biopharma, Inc.

Dana S. McGowan, age 54, has served as the Chief Financial Officer and Secretary of Ocera since September 2005 and September 2006, respectively.  Prior to her employment with Ocera, Ms. McGowan was V.P. Finance and Administration and Chief Financial Officer for MedVantx, a healthcare technology company, from 2001 to 2004.  She held similar roles at Kinzan, Inc. (“Kinzan”), an internet company, and DepoTech Corporation (“DepoTech”), a public drug delivery company. She has also held various financial positions with Cytel Corporation (“Cytel”), a public biotechnology company, and at SAIC, a public Fortune 500 technical services company.  Her experience at Kinzan, DepoTech and Cytel included initial public offerings and secondary offerings.  She has been responsible for venture and debt financing, mergers and acquisitions, financial strategy, planning and operations.  She received her B.S. in Business Administration from San Diego State University and is a certified public accountant.

Important Information and Where to Find It

Tranzyme and Ocera and certain of their directors and executive officers may become participants in the solicitation of proxies from Tranzyme stockholders in connection with the proposed transactions. Additional information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Tranzyme stockholders in connection with the proposed merger, and who have interests, whether as security holders, directors or employees of Tranzyme or Ocera or otherwise, which may be different from those of Tranzyme stockholders generally, can be found in the Form 8-K filed by Tranzyme on April 24, 2013, and will otherwise be provided in the proxy statement and other materials to be filed with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities .  A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Tranzyme’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANZYME MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Tranzyme with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Tranzyme’s website (http://ir.tranzyme.com), or by writing to the Secretary, Tranzyme, Inc. at 5001 South Miami Boulevard, Suite 300, Durham, North Carolina 27703.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1 (1)	Agreement and Plan of Merger and Reorganization, dated as of April 23, 2013, by and among Tranzyme, Inc., Terrapin Acquisition, Inc. and Ocera Therapeutics, Inc.

10.1	Securities Purchase Agreement, dated as of April 23, 2013, by and among Tranzyme, Inc. and certain shareholders of Ocera Therapeutics, Inc. named therein.

10.2	Registration Rights Agreement, dated as of April 23, 2013, by and among Tranzyme, Inc. and certain shareholders of Ocera Therapeutics, Inc. named therein.

(1)           The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish copies of any such exhibits or schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2013	Tranzyme, Inc.

	By:	/s/ Vipin K. Garg, Ph.D.
Vipin K. Garg, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1 (1)	Agreement and Plan of Merger and Reorganization, dated as of April 23, 2013, by and among Tranzyme, Inc., Terrapin Acquisition, Inc. and Ocera Therapeutics, Inc.

10.1	Securities Purchase Agreement, dated as of April 23, 2013, by and among Tranzyme, Inc. and certain shareholders of Ocera Therapeutics, Inc. named therein.

10.2	Registration Rights Agreement, dated as of April 23, 2013, by and among Tranzyme, Inc. and certain shareholders of Ocera Therapeutics, Inc. named therein.

(1)           The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish copies of any such exhibits or schedules to the SEC upon request.